                                                                    EXHIBIT 99.4

                             LIFECODES CORPORATION

                                1998 STOCK PLAN

1.   Purpose.
     -------

     The purpose of this plan (the "Plan") is to secure for Lifecodes Corporation, its parent or any majority-owned subsidiary corporation (the "Corporation") and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Corporation, its parent and its subsidiary corporations who are expected to contribute to the Corporation's future growth and success. The Plan permits grants of options to purchase shares of Common Stock, $.10 par value per share, of the Corporation ("Common Stock") and awards of shares of Common Stock that are restricted as provided in Section 12 ("Restricted Shares"). Those provisions of the Plan which make express reference to Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"), shall apply only to Incentive Stock Options (as that term is defined in the Plan).


2.   Type of Options and Administration.
     ----------------------------------

     (a)  Types of Options.  Options granted Pursuant to the Plan shall be
          ----------------
authorized by action of the Board of Directors of the Corporation (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

     (b)  Administration.  The Plan will be administered by the Board of
          --------------
Directors of the Corporation, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant Restricted Shares and options to purchase shares of Common Stock and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option and Restricted Share agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option and Restricted Share agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or Restricted Share agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the

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"Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee with respect to the powers so delegated. Any director to whom an option or stock grant is awarded shall be ineligible to vote upon his or her option or stock grant, but such option or stock grant may be awarded any such director by a vote of the remainder of the directors, except as limited below.

     (c)  Applicability of Rule 16b-3.  Those provisions of the Plan which make
          ---------------------------
express reference to Rule 16b-3 shall apply to the Corporation only at such time as the Corporation's Common Stock is registered under the Exchange Act, and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

     (d)  Compliance with Section 162(m) of the Code.  Section 162(m) of the
          ------------------------------------------
Code, added by the Omnibus Budget Reconciliation Act of 1933, generally limits the tax deductibility to publicly held companies of compensation in excess of $1,000,000 paid to certain "covered employees" ("Covered Employees"). It is the Corporation's intention to preserve the deductibility of such compensation to the extent it is reasonably practicable and to the extent it is consistent with the Corporation's compensation objectives. For purposes of this Plan, Covered Employees of the Corporation shall be those employees of the Corporation described in Section 162(m)(3) of the Code.

     (e)  Special Provisions Applicable to Non-Statutory Options Granted to
          -----------------------------------------------------------------
Covered Employees.  In order for the full value of non-statutory options granted
-----------------
to Covered Employees to be deductible by the Corporation for federal income tax purposes, the Corporation may intend for such non-statutory options to be treated as "qualified performance based compensation" as described in Treas. Reg. (S)1.162-27(e) (or any successor regulation). In such case, non-statutory options granted to Covered Employees shall be subject to the following additional requirements:

          (i)  such options and rights shall be granted only by the Committee;
and

          (ii) the exercise price of such options shall in no event be less than the Fair Market Value (as defined below) of the Common Stock as of the date of grant of such options.


3.   Eligibility.
     -----------

     (a)  General.  Options and Restricted Shares may be granted to persons who
          -------
are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Corporation; provided, that Incentive Stock Options may only be granted to individuals who are employees of the Corporation (within the meaning of Section 3401(c) of the Code). A person who has been granted an option or Restricted Shares may, if he or she is otherwise eligible, be granted additional options or Restricted Shares if the Board of Directors shall so determine.

     (b)  Grant of Options to Reporting Persons.  From and after the
          -------------------------------------
registration of the Common Stock of the Corporation under the Exchange Act, the selection of a director or an

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officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option or Restricted Shares, the timing of the option or Restricted Share grant, the exercise price of the option and the number of Restricted Shares or shares subject to the option shall be determined either (i) by the Board of Directors, or (ii) by a committee consisting of two or more "Non-Employee Directors" having full authority to act in the matter. For the purposes of the Plan, a director shall be deemed to be a "Non-Employee Director" only if such person qualifies as a "Non-Employee Director" within the meaning of Rule 16b-3, as such term is interpreted from time to time.


4.   Stock Subject to Plan: Directors' Options.
     -----------------------------------------

     (a)  Stock Subject to Plan. The stock subject to options granted under the
          ---------------------
Plan or grants of Restricted Shares shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 16 below, the maximum number of shares of Common Stock of the Corporation which may be issued and sold under the Plan is 1,000,000 shares. If any Restricted Shares shall be reacquired by the Company, forfeited or an option granted under the Plan shall expire, terminate or is canceled for any reason without having been exercised in full, the forfeited Restricted Shares or unpurchased shares subject to such option shall again be available for subsequent option or Restricted Share grants under the Plan. No employee shall be granted options for more than 200,000 shares of Common Stock, or awarded more than 50,000 Restricted Shares under the Plan in any one fiscal year of the Corporation, subject to adjustments as provided in Section 16 of this Plan.

     (b)  Directors' Options. Directors of the Corporation who are not employees
          ------------------
or beneficial owners of 1% or more of the outstanding Common Stock of the Company ("Eligible Directors") will automatically be granted a non-statutory option ("Director Option") to purchase, on the date on which such person is elected or appointed to the Board of Directors (in the case of Eligible Directors who are elected or appointed to the Board of Directors after the date of approval of this Plan by the stockholders), a one-time option to purchase 20,000 shares of Common Stock. The exercise price for each share subject to a Director Option shall be equal to the Fair Market Value (as defined below) of the Common Stock on the date of grant. Director Options shall become exercisable 40% after the second anniversary of the date of grant, 60% after the third anniversary of the date of grant, 80% after the fourth anniversary of the date of grant and 100% on the fifth anniversary of the date of grant and will expire the earlier of 5 years after the date of grant or 90 days after the termination of the director's service on the Board. This Section 4(b) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.


5.   Forms of Option and Restricted Share Agreements.
     -----------------------------------------------

     As a condition to the grant of Restricted Shares or an option under the Plan, each recipient of Restricted Shares or an option shall execute an option or Restricted Share agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option or Restricted Share agreements may differ among recipients.

                                      -3-

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6.   Purchase Price.
     --------------

     (a)  General. The purchase price per share of stock deliverable upon the
          -------
exercise of an option shall be determined by the Board of Directors at the time of grant of such option; provided, however, that in the case of an Incentive
                         --------  -------
Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such option, or less then 110% of such Fair Market Value in the case of options described in Section 11(b) and further provided in the case of a non-statutory option be at no less than 50% of Fair Market Value. "Fair Market Value" of a share of Common Stock of the Corporation as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board of Directors. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse. The Board of Directors may also permit optionees, either on a selective or aggregate basis, to simultaneously exercise options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Board of Directors, and to use the proceeds from such sale as payment of the purchase price of such shares.

     (b)  Payment of Purchase Price. Options granted under the Plan may provide
          -------------------------
for the payment of the exercise price by delivery of cash or a check to the order of the Corporation in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Corporation of shares of Common Stock of the Corporation having a Fair Market Value on the date of exercise equal in amount to the exercise price of the options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or
(iii) by any combination of such methods of payment.

7.   Option Period
     -------------

     Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors and set forth in the

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applicable option agreement, provided, that such date shall not be later than
                             --------
(10) ten years after the date on which the option is granted.


8.   Exercise of Options.
     -------------------

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. No option granted to a Reporting Person for purposes of the Exchange Act, however, shall be exercisable during the first six months after the date of grant. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Directors may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option, unless it would violate section 422D(i) of the Code.


9.   Nontransferability of Options.
     -----------------------------

     No option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. An option may be exercised during the lifetime of the optionee only by the optionee. In the event an optionee dies during his employment by the corporation or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his option shall thereafter be exercisable, during the period specified to the full extent to which such option was exercisable by the optionee at the time of his death during the periods set forth in Section 10 or 11(d). If any optionee should attempt to dispose of or encumber his or her options, other than in accordance with the applicable terms of this Plan or the applicable option agreement, his or her interest in such options shall terminate.

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10.  Effect of Termination of Employment or Other Relationship.
     ---------------------------------------------------------

     Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, an optionee may exercise an option (but only to the extent such option was exercisable at the time of termination of the optionee's employment or other relationship with the Corporation) at any time within three (3) months following the termination of the optionee's employment or other relationship with the Corporation or within one (1) year if such termination was due to the death or disability of the optionee, but, except in the case of the optionee's death, in no event later than the expiration date of the Option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee.

11.  Incentive Stock Options.
     -----------------------

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a)  Express Designation. All Incentive Stock Options granted under the
          -------------------
Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

     (b)  10% Stockholder. If any employee to whom an Incentive Stock Option is
          ---------------
to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

          (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

          (ii) the option exercise period shall not exceed five years from the date of grant.

     (c)  Dollar Limitation. For so long as the Code shall so provide, options
          -----------------
granted to any employee under the Plan (and any other incentive stock option plans of the Corporation) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000 (or such other limitations as the Code may provide).

     (d)  Termination of Employment, Death or Disability. No Incentive Stock
          ----------------------------------------------
Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Corporation, except that:

          (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Corporation (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to
                                   --------
     such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

          (ii) if the optionee dies while in the employ of the Corporation, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

          (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Corporation, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Incoming Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions no Incentive Stock Option may be exercised after its expiration date.


12.  Restricted Shares.
     -----------------

     (a)  Awards. The Board of Directors may from time to time in its discretion
          ------
award Restricted Shares to officers and other key employees and may determine the number of Restricted Shares awarded and the terms and conditions of, and the amount of payment, if any, to be made by the employee for such Restricted Shares. Each award of Restricted Shares will be evidenced by a written agreement executed on behalf of the Corporation by one or more members of the Board of Directors and containing terms and conditions not inconsistent with the Plan as the Board of Directors shall determine to be appropriate in its sole discretion.

     (b)  Restricted Period: Lapse of Restrictions. At the time an award of
          ----------------------------------------
Restricted Shares is made, the Board of Directors shall establish a period of time (the "Restricted Period") applicable to such award which shall not be less than one year nor more than ten years. Each award of Restricted Shares may have a different Restricted Period. In lieu of establishing a Restricted Period, the Committee may establish restrictions based only on the achievement of specified performance measures. At the time an award is made, the Board of Directors may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse of termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Shares. Such conditions may include, without limitation, the death or disability of the employee to whom Restricted Shares are awarded, retirement of the employee pursuant to normal or early retirement under any retirement plan of the Corporation or termination by the Corporation of the employee's employment other than for cause, or the occurrence of a change in control of the Corporation. Such conditions may also include performance measures, which, in the case of any such award of Restricted Shares to an employee who is a "covered employee" within the meaning of Section 162(m) of the Code, shall be based on one or more of the following criteria: earnings per share, market value per share, return on invested capital, return on operating assets and return on equity. The Board of Directors may also, in its discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Shares at any time after the date the award is made.

     (c)  Rights of Holder: Limitations Thereon. Upon an award of Restricted
          -------------------------------------
Shares, a stock certificate representing the number or Restricted Shares awarded to the employee shall be registered in the employee's name and, at the discretion of the Board of Directors, will be either delivered to the employee with an appropriate legend or held in custody by the Corporation or a bank for the employee's account. The employee shall generally have the rights and privileges of a stockholder as to such Restricted Shares, including the right to vote such Restricted Shares, except that the following restrictions shall apply:
(i) with respect to each Restricted Share, the employee shall not be entitled to delivery of an unlegended certificate until the expiration nor termination of the Restricted Period, and the satisfaction of any other conditions prescribed by the Board of Directors, relating to such Restricted Shares; (ii) with respect to each Restricted Share, such share may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until the expiration of the Restricted Period, and the satisfaction of any other conditions prescribed by the Board of Directors, relating to such Restricted Share (except, subject to the provisions of the employee's stock restriction agreement, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules promulgated thereunder) and (iii) all of the Restricted Shares as to which restrictions have not at the time lapsed shall be forfeited and all rights of the employee to such Restricted Shares shall terminate without further obligation on the part of the Corporation unless the employee has remained a regular full-time employee of the Corporation or any of its subsidiaries, or a consultant to the Corporation or a subsidiary under a post-employment consulting arrangement, until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors applicable to such Restricted Shares. Upon the forfeiture of any Restricted Shares, such forfeited shares shall be transferred to the Corporation without further action by the employee. At the discretion of the Board of Directors, cash and stock dividends with respect to the Restricted Shares may be either currently paid or withheld by the Corporation for the employee's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Board of Directors. The employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares pursuant to Section 16 hereof.

     (d)  Delivery of Unrestricted Shares. Upon the expiration or termination of
          -------------------------------
the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law including without limitation securities laws, to the employee or the employee's beneficiary or estate, as the case may be. The Corporation shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional share to the employee or the employee's beneficiary or estate, as the case may be.


13.  Additional Provisions.
     ---------------------

     (a)  Additional Provisions. The Board of Directors may, in its sole
          ---------------------
discretion, include additional provisions in option or Restricted Stock agreements covering options or Restricted Stock granted under the Plan, including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided, that such additional provisions shall not be inconsistent
           --------
with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     (b)  Acceleration, Extension, Etc. The Board of Directors may, in its sole
          ----------------------------
discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).


14.  General Restrictions.
     --------------------

     (a)  Investment Representations. The Corporation may require any person to
          --------------------------
whom Restricted Shares or an option is granted, as a condition of receiving such Restricted Shares or exercising such option, to give written assurances in substance and form satisfactory to the Corporation to the effect that such person is acquiring the Restricted Shares or Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Corporation deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Corporation in connection with any public offering of its Common Stock.

     (b)  Compliance with Securities Law. Each option and grant of Restricted
          ------------------------------
Shares shall be subject to the requirement that if, at any time, counsel to the Corporation shall determine that the listing, registration or qualification of the Restricted Shares or shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such Restricted Shares shall not be granted and such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.


15.  Rights as a Stockholder.
     -----------------------

     The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

16.  Adjustment Provisions for Recapitalization, Reorganizations and Related
     -----------------------------------------------------------------------
     Transactions.
     ------------

     (a)  Recapitalization and Related Transactions. If, through or as a result
          -----------------------------------------
of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Corporation, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of Restricted Shares granted and shares or other securities subject to any then outstanding options under the Plan, and (z) the exercise price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this
Section 16 if such adjustment (i) would cause the Plan to fail to comply with
Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

     (b)  Reorganization, Merger and Related Transactions.  If the Corporation
          -----------------------------------------------
shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more corporations, any then outstanding Restricted Shares or option granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Restricted Shares or options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price as to which such options may be exercised so that the aggregate purchase price as to which such options may be exercised shall be the same as the aggregate purchase price as to which such options may be exercised for the shares remaining subject to the options immediately prior to such reorganization, merger, or consolidation.

     (c)  Board Authority to Make Adjustments. Any adjustments made under this
          -----------------------------------
Section 16 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.


17.  Merger, Consolidation, Asset Sale, Liquidation, Etc.
     -----------------------------------------------------

     (a)  General. In the event of a consolidation or merger in which the
          -------
Corporation is not the surviving corporation, or sale of all or substantially all of the assets of the Corporation in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Corporation (collectively, a "Corporate Transaction"), the Board of Directors of the Corporation, or the board of directors of any corporation assuming the obligations of the Corporation, may, in its discretion, take any one or more of the following actions, as to outstanding options; (i) provide that such Restricted Shares or options shall be assumed, or equivalent Restricted Shares or options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive
                       --------
Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice, provide that all unexercised options and Restricted Shares will terminate immediately prior to the consummation of such transaction unless such options are exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Corporation will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the "Transaction Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Transaction Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Transaction Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all restrictions on Restricted Shares shall lapse and all or any outstanding options shall become exercisable in full immediately prior to such event.

     (b)  Substitute Restricted Shares or Options. The Corporation may grant
          ---------------------------------------
Restricted Shares or options under the Plan in substitution for Restricted Shares or options held by employees of another corporation who become employees of the Corporation, or a subsidiary of the Corporation, as the result of a merger or consolidation of the employing corporation with the Corporation or a subsidiary of the Corporation, or as a result of the acquisition by the Corporation, or one of its subsidiaries, of property or stock of the employing corporation. The

Corporation may direct that substitute Restricted Shares or options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

18.  No Special Employment Rights.
     ----------------------------

     Nothing contained in the Plan or in any Restricted Share or option agreement shall confer upon any holder of Restricted Shares or optionee any right with respect to the continuation of his or her employment by the Corporation or interfere in any way with the right of the Corporation at any time to terminate such employment or to increase or decrease the compensation of the optionee.

19.  Other Employee Benefits.
     -----------------------

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the grant of Restricted Shares or lapse of restrictions thereon, the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

20.  Amendment of the Plan.
     ---------------------

     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Corporation is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

     (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee or holder of Restricted Shares, affect his or her rights under an option or grant of Restricted Shares previously granted to him or her. With the consent of the optionee or holder of Restricted Shares affected, the Board of Directors may amend outstanding option or Restricted Share agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or to modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option or grant of Restricted Shares to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

21.  Withholding.
     -----------

     (a) The Corporation shall have the right to deduct from payments of any kind otherwise due to the optionee or holder of Restricted Shares any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options or lapse of restrictions on Restricted Shares under the Plan. Subject to the prior approval of the Corporation, which may be withheld by the Corporation in its sole discretion, the optionee or holder of Restricted Shares may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or lapse of restrictions on Restricted Shares or (ii) by delivering to the Corporation shares of Common Stock already owned by the optionee or holder of Restricted Shares. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 21(a) may satisfy his or her withholding obligation only with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Corporation if any or all of such shares are disposed of by the optionee within two years from the date the option was granted or within one year from the date the shares were transferred to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Corporation, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Corporation's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Corporation at the time of such disposition.

     (c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

22.  Cancellation and New Grant of Options, Etc.
     ------------------------------------------

     The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees or holder of Restricted Shares: (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding options.

23.  Effective Date and Duration of the Plan.
     ---------------------------------------

     (a)  Effective Date. The Plan shall become effective when adopted by the
          --------------
Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 20) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Corporation to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Corporation to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b)  Termination. Unless sooner terminated in accordance with Section 17,
          -----------
the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of Restricted Shares or options granted under the Plan. If the date of termination is determined under (i) above, then Restricted Shares or options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Restricted Shares or options.

24.  Governing Law.
     -------------

     The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

25.  Share Amounts.
     -------------

     All share amounts set forth in this Plan shall reflect the stock dividend approved by the Board of Directors on the date of approval of this Plan.

                              Adopted by the Board of Directors on July 13, 1998